AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2016

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2015 and December 31, 2014 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•
During 2015, AXIS Capital Holdings Limited (the "Company") early adopted the Accounting Standard Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis” issued by the Financial Accounting Standards Board. The adoption of this amended accounting guidance resulted in the Company concluding that it is no longer required to consolidate the results of operations and the financial position of AXIS Ventures Reinsurance Limited (“Ventures Re”), a Bermuda domiciled insurer. The Company adopted this revised accounting guidance using the modified retrospective approach and ceased to consolidate Ventures Re effective as of January 1, 2015. There was no impact from the adoption of ASU 2015-02 on the Company’s cumulative retained earnings.

•	NM - Not meaningful; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values, and

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.

Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. The Company provides credit insurance coverage to mortgage guaranty insurers and government sponsored entities. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

Motor: provides coverage to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. We offer traditional proportional and non-proportional reinsurance as well as structured solutions.

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

Marine and Other: includes marine, aviation and personal accident reinsurance.

The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended December 31,				Year ended December 31,
		2016	2015	Change		2016	2015	Change

HIGHLIGHTS	Gross premiums written	$730,650	$799,802	(8.6%)		$4,970,208	$4,603,730	8.0%
	Gross premiums written - Insurance	83.1%	76.6%	6.5	pts	54.7%	56.1%	(1.4)	pts
	Gross premiums written - Reinsurance	16.9%	23.4%	(6.5)	pts	45.3%	43.9%	1.4	pts
	Net premiums written	$464,387	$595,358	(22.0%)		$3,752,974	$3,674,666	2.1%
	Net premiums earned	$921,879	$921,812	—%		$3,705,625	$3,686,417	0.5%
	Net premiums earned - Insurance	49.3%	49.2%	0.1	pts	48.0%	48.8%	(0.8)	pts
	Net premiums earned - Reinsurance	50.7%	50.8%	(0.1)	pts	52.0%	51.2%	0.8	pts
	Net income available to common shareholders	$130,912	$134,787	(2.9%)		$465,462	$601,562	(22.6%)
	Non-GAAP operating income [a]	100,500	119,829	(16.1%)		409,945	400,515	2.4%
	Reserve for losses and loss expenses	9,697,827	9,646,285	0.5%		9,697,827	9,646,285	0.5%
	Total shareholders’ equity attributable to AXIS Capital	6,272,370	5,866,882	6.9%		6,272,370	5,866,882	6.9%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$1.50	$1.40	7.1%		$5.13	$6.10	(15.9%)
	Diluted earnings per common share	$1.48	$1.39	6.5%		$5.08	$6.04	(15.9%)
	Non-GAAP operating income per common share - diluted [b]	$1.14	$1.23	(7.3%)		$4.48	$4.02	11.4%
	Weighted average common shares outstanding	87,552	96,072	(8.9%)		90,772	98,609	(7.9%)
	Diluted weighted average common shares outstanding	88,474	97,148	(8.9%)		91,547	99,629	(8.1%)
	Book value per common share [c]	$59.54	$55.32	7.6%		$59.54	$55.32	7.6%
	Diluted book value per common share (treasury stock method) [c]	$58.27	$54.08	7.7%		$58.27	$54.08	7.7%
	Diluted tangible book value per common share (treasury stock method) [a][c]	$57.31	$53.18	7.8%		$57.31	$53.18	7.8%
	Accumulated dividends declared per common share	$11.63	$10.20	14.0%		$11.63	$10.20	14.0%

FINANCIAL RATIOS	ROACE [d]	9.9%	10.3%	(0.4)	pts	9.0%	11.5%	(2.5)	pts
	Non-GAAP operating ROACE [e]	7.6%	9.2%	(1.6)	pts	7.9%	7.7%	0.2	pts
	Net loss and loss expense ratio	58.6%	56.8%	1.8	pts	59.5%	59.0%	0.5	pts
	Acquisition cost ratio	20.3%	19.6%	0.7	pts	20.2%	19.5%	0.7	pts
	General and administrative expense ratio	17.8%	15.2%	2.6	pts	16.2%	16.2%	—	pts
	Combined ratio	96.7%	91.6%	5.1	pts	95.9%	94.7%	1.2	pts

INVESTMENT DATA	Total assets	$20,813,691	$19,981,891	4.2%		$20,813,691	$19,981,891	4.2%
	Total cash and invested assets [f]	14,727,558	14,640,788	0.6%		14,727,558	14,640,788	0.6%
	Net investment income	95,517	79,000	20.9%		353,335	305,336	15.7%
	Net realized investment losses	(20,229)	(14,872)	36.0%		(60,525)	(138,491)	(56.3%)
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [g]	(1.1%)	(0.1%)	(1.0)	pts	2.5%	0.2%	2.3	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [g]	(0.8%)	—%	(0.8)	pts	3.0%	1.0%	2.0	pts
	Return on other investments [h]	2.0%	0.3%	1.7	pts	5.1%	2.3%	2.8	pts
	Book yield of fixed maturities	2.6%	2.5%	0.1	pts	2.6%	2.5%	0.1	pts

[a]
Non-GAAP operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 27 for reconciliation of non-GAAP operating income to net income available to common shareholders and page 28 for diluted tangible book value per common share to diluted book value per common share.

[b]	Non-GAAP operating income per common share - diluted, is calculated by dividing non-GAAP operating income for the period by weighted average common shares and share equivalents.

[c]
Calculation at December 31, 2015 includes 1,358,380 additional shares delivered to the Company in January 2016 under the Company's Accelerated Share Repurchase ("ASR") agreement. See page 26 'Diluted Book Value per Common Share Analysis' for more details.

[d]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[e]
Non-GAAP Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing non-GAAP operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Non-GAAP operating income for the quarter-periods is annualized.

[f]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[g]
In calculating total return, we include net investment income, net realized investment gains (losses), interest in income (loss) of equity method investments and the change in unrealized gains (losses) generated by our average cash and investment balances.

[h]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014
UNDERWRITING REVENUES
Gross premiums written	$730,650	$959,962	$1,320,434	$1,959,161	$799,802	$762,040
Premiums ceded	(266,263)	(364,531)	(313,084)	(273,355)	(204,444)	(207,023)
Net premiums written	464,387	595,431	1,007,350	1,685,806	595,358	555,017

Gross premiums earned	1,213,623	1,214,826	1,197,722	1,136,222	1,146,532	1,164,355
Ceded premiums expensed	(291,744)	(280,411)	(250,732)	(233,882)	(224,720)	(205,838)
Net premiums earned	921,879	934,415	946,990	902,340	921,812	958,517
Other insurance related income (loss)	2,372	5,944	(892)	(203)	(15,272)	(11,818)
Total underwriting revenues	924,251	940,359	946,098	902,137	906,540	946,699

UNDERWRITING EXPENSES
Net losses and loss expenses	540,612	532,328	632,294	498,962	523,331	524,625
Acquisition costs	187,305	189,810	189,125	180,635	180,564	187,349
Underwriting-related general and administrative expenses [a]	130,069	114,223	114,819	123,589	114,287	122,005
Total underwriting expenses	857,986	836,361	936,238	803,186	818,182	833,979

UNDERWRITING INCOME [b]	66,265	103,998	9,860	98,951	88,358	112,720

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	95,517	116,923	91,730	49,164	79,000	78,595
Net realized investment gains (losses)	(20,229)	5,205	21,010	(66,508)	(14,872)	10,779
Interest expense and financing costs	(12,774)	(12,839)	(12,914)	(12,833)	(12,851)	(17,783)
Total other operating revenues (expenses)	62,514	109,289	99,826	(30,177)	51,277	71,591

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	51,514	13,795	56,602	(616)	33,112	46,086
Corporate expenses [a]	(33,095)	(28,683)	(31,927)	(26,312)	(26,084)	(43,145)
Total other (expenses) revenues	18,419	(14,888)	24,675	(26,928)	7,028	2,941

INCOME BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	147,198	198,399	134,361	41,846	146,663	187,252

Income tax (expense) benefit	1,373	(9,352)	(4,901)	6,540	(1,873)	(16,382)
Interest in income (loss) of equity method investments	340	(2,434)	—	—	—	—

NET INCOME	148,911	186,613	129,460	48,386	144,790	170,870

Amounts attributable from noncontrolling interests	—	—	—	—	—	2,815

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	148,911	186,613	129,460	48,386	144,790	173,685

Preferred share dividends	(16,690)	(9,969)	(9,969)	(9,969)	(10,003)	(10,022)
Loss on repurchase of preferred shares	(1,309)	—	—	—	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$130,912	$176,644	$119,491	$38,417	$134,787	$163,663

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	58.6%	57.0%	66.8%	55.3%	56.8%	54.7%
Acquisition cost ratio	20.3%	20.3%	20.0%	20.0%	19.6%	19.5%
General and administrative expense ratio [a]	17.8%	15.3%	15.4%	16.6%	15.2%	17.3%
Combined ratio	96.7%	92.6%	102.2%	91.9%	91.6%	91.5%

Weighted average basic shares outstanding	87,552	89,621	91,926	94,035	96,072	100,468
Weighted average diluted shares outstanding	88,474	90,351	92,558	94,853	97,148	102,038
Basic earnings per common share	$1.50	$1.97	$1.30	$0.41	$1.40	$1.63
Diluted earnings per common share	$1.48	$1.96	$1.29	$0.41	$1.39	$1.60
ROACE (annualized)	9.9%	13.2%	9.0%	2.9%	10.3%	12.6%
Non-GAAP operating ROACE (annualized)	7.6%	12.0%	3.6%	7.7%	9.2%	9.3%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income (loss) is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income (loss) before income taxes) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - YEAR

	Year ended December 31,
	2016	2015	2014
UNDERWRITING REVENUES
Gross premiums written	$4,970,208	$4,603,730	$4,711,519
Premiums ceded	(1,217,234)	(929,064)	(804,544)
Net premiums written	3,752,974	3,674,666	3,906,975

Gross premiums earned	4,762,394	4,567,953	4,652,345
Ceded premiums expensed	(1,056,769)	(881,536)	(781,346)
Net premiums earned	3,705,625	3,686,417	3,870,999
Other insurance related income (loss)	7,222	(2,953)	650
Total underwriting revenues	3,712,847	3,683,464	3,871,649

UNDERWRITING EXPENSES
Net losses and loss expenses	2,204,197	2,176,199	2,186,722
Acquisition costs	746,876	718,112	737,197
Underwriting-related general and administrative expenses [a]	482,701	486,911	486,201
Total underwriting expenses	3,433,774	3,381,222	3,410,120

UNDERWRITING INCOME	279,073	302,242	461,529

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	353,335	305,336	342,766
Net realized investment gains (losses)	(60,525)	(138,491)	132,108
Interest expense and financing costs	(51,360)	(50,963)	(74,695)
Total other operating revenues	241,450	115,882	400,179

OTHER (EXPENSES) REVENUE
Foreign exchange gains	121,295	102,312	104,439
Termination fee received	—	280,000	—
Corporate expenses [a]	(120,016)	(109,910)	(135,675)
Reorganization and related expenses	—	(45,867)	—
Total other (expenses) revenues	1,279	226,535	(31,236)

INCOME BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	521,802	644,659	830,472

Income tax expense	(6,340)	(3,028)	(25,908)
Interest in income (loss) of equity method investments	(2,094)	—	—

NET INCOME	513,368	641,631	804,564

Amounts attributable from noncontrolling interests	—	—	6,181

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	513,368	641,631	810,745

Preferred share dividends	(46,597)	(40,069)	(40,088)
Loss on repurchase of preferred shares	(1,309)	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$465,462	$601,562	$770,657

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	59.5%	59.0%	56.5%
Acquisition cost ratio	20.2%	19.5%	19.0%
General and administrative expense ratio [a]	16.2%	16.2%	16.1%
Combined ratio	95.9%	94.7%	91.6%

Weighted average basic shares outstanding	90,772	98,609	104,368
Weighted average diluted shares outstanding	91,547	99,629	105,713
Basic earnings per common share	$5.13	$6.10	$7.38
Diluted earnings per common share	$5.08	$6.04	$7.29
ROACE	9.0%	11.5%	14.8%
Non-GAAP operating ROACE	7.9%	7.7%	10.8%
[a]    Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2016			Year ended December 31, 2016
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$607,446	$123,204	$730,650	$2,720,242	$2,249,966	$4,970,208
Net premiums written	374,068	90,319	464,387	1,807,125	1,945,849	3,752,974

Gross premiums earned	680,000	533,623	1,213,623	2,640,592	2,121,802	4,762,394
Ceded premiums expensed	(225,328)	(66,416)	(291,744)	(863,271)	(193,498)	(1,056,769)
Net premiums earned	454,672	467,207	921,879	1,777,321	1,928,304	3,705,625
Other insurance related income	146	2,226	2,372	89	7,133	7,222
Total underwriting revenues	454,818	469,433	924,251	1,777,410	1,935,437	3,712,847

UNDERWRITING EXPENSES
Net losses and loss expenses	288,161	252,451	540,612	1,141,933	1,062,264	2,204,197
Acquisition costs	66,138	121,167	187,305	251,120	495,756	746,876
Underwriting-related general and administrative expenses	94,205	35,864	130,069	346,857	135,844	482,701
Total underwriting expenses	448,504	409,482	857,986	1,739,910	1,693,864	3,433,774

UNDERWRITING INCOME	$6,314	$59,951	$66,265	$37,500	$241,573	$279,073

KEY RATIOS
Current accident year loss ratio	66.2%	65.9%	66.0%	67.4%	67.4%	67.4%
Prior period reserve development	(2.8%)	(11.9%)	(7.4%)	(3.1%)	(12.3%)	(7.9%)
Net loss and loss expense ratio	63.4%	54.0%	58.6%	64.3%	55.1%	59.5%
Acquisition cost ratio	14.5%	25.9%	20.3%	14.1%	25.7%	20.2%
Underwriting-related general and administrative expense ratio	20.7%	7.7%	14.2%	19.5%	7.0%	13.0%
Corporate expense ratio			3.6%			3.2%
Combined ratio	98.6%	87.6%	96.7%	97.9%	87.8%	95.9%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Year ended December 31,
	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014	2016	2015

INSURANCE SEGMENT
Property	$150,511	$164,605	$211,183	$146,592	$141,429	$153,563	$672,891	$607,358
Marine	34,311	33,677	84,089	73,532	26,071	26,236	225,609	241,956
Terrorism	10,056	9,394	11,650	7,046	7,972	10,194	38,146	33,709
Aviation	16,062	9,684	8,326	19,101	24,887	26,601	53,173	54,642
Credit and Political Risk	15,631	5,423	19,960	8,917	30,327	16,100	49,930	59,967
Professional Lines	254,942	204,926	240,040	145,451	251,641	267,950	845,358	850,011
Liability	94,233	108,447	118,464	83,886	83,941	92,608	405,030	384,145
Accident and Health	31,700	139,274	90,305	168,824	46,259	31,061	430,105	351,293
TOTAL INSURANCE SEGMENT	607,446	675,430	784,017	653,349	612,527	624,313	2,720,242	2,583,081

REINSURANCE SEGMENT
Catastrophe	8,193	46,338	123,507	146,847	8,135	13,101	324,884	291,697
Property	(1,020)	61,957	45,424	176,174	(2,649)	4,099	282,535	305,160
Professional Lines	33,309	19,479	126,840	88,774	71,794	69,236	268,403	276,479
Credit and Surety	3,975	36,174	20,816	258,111	11,662	6,104	319,077	242,620
Motor	7,683	13,344	3,638	321,422	1,839	5,152	346,087	335,084
Liability	57,109	91,387	124,003	149,990	86,457	34,769	422,489	345,319
Agriculture	6,963	1,286	87,372	62,657	(6,506)	(3,577)	158,278	132,629
Engineering	12,173	13,588	8,342	34,789	13,886	7,589	68,892	72,050
Marine and Other	(5,181)	979	(3,525)	67,048	2,657	1,254	59,321	19,611
TOTAL REINSURANCE SEGMENT	123,204	284,532	536,417	1,305,812	187,275	137,727	2,249,966	2,020,649

CONSOLIDATED TOTAL	$730,650	$959,962	$1,320,434	$1,959,161	$799,802	$762,040	$4,970,208	$4,603,730

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014
UNDERWRITING REVENUES
Gross premiums written	$607,446	$675,430	$784,017	$653,349	$612,527	$624,313
Net premiums written	374,068	433,131	526,764	473,163	407,236	418,150

Gross premiums earned	680,000	668,820	656,107	635,665	652,349	655,199
Ceded premiums expensed	(225,328)	(224,129)	(216,828)	(196,987)	(198,498)	(193,339)
Net premiums earned	454,672	444,691	439,279	438,678	453,851	461,860
Other insurance related income (loss)	146	39	(234)	137	225	(12)
Total underwriting revenues	454,818	444,730	439,045	438,815	454,076	461,848

UNDERWRITING EXPENSES
Net losses and loss expenses	288,161	273,226	306,141	274,405	288,348	272,787
Acquisition costs	66,138	61,755	61,829	61,398	60,716	71,444
General and administrative expenses	94,205	84,588	82,487	85,576	79,734	84,005
Total underwriting expenses	448,504	419,569	450,457	421,379	428,798	428,236

UNDERWRITING INCOME (LOSS)	$6,314	$25,161	$(11,412)	$17,436	$25,278	$33,612

KEY RATIOS
Current accident year loss ratio	66.2%	66.1%	74.3%	63.1%	64.0%	61.2%
Prior period reserve development	(2.8%)	(4.7%)	(4.6%)	(0.5%)	(0.5%)	(2.1%)
Net loss and loss expense ratio	63.4%	61.4%	69.7%	62.6%	63.5%	59.1%
Acquisition cost ratio	14.5%	13.9%	14.1%	14.0%	13.4%	15.5%
General and administrative expense ratio	20.7%	19.1%	18.7%	19.5%	17.6%	18.1%
Combined ratio	98.6%	94.4%	102.5%	96.1%	94.5%	92.7%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014
UNDERWRITING REVENUES
Gross premiums written	$123,204	$284,532	$536,417	$1,305,812	$187,275	$137,727
Net premiums written	90,319	162,300	480,586	1,212,643	188,122	136,867

Gross premiums earned	533,623	546,006	541,615	500,557	494,183	509,156
Ceded premiums expensed	(66,416)	(56,282)	(33,904)	(36,895)	(26,222)	(12,499)
Net premiums earned	467,207	489,724	507,711	463,662	467,961	496,657
Other insurance related income (loss)	2,226	5,905	(658)	(340)	(15,497)	(11,806)
Total underwriting revenues	469,433	495,629	507,053	463,322	452,464	484,851

UNDERWRITING EXPENSES
Net losses and loss expenses	252,451	259,102	326,153	224,557	234,983	251,838
Acquisition costs	121,167	128,055	127,296	119,237	119,848	115,905
General and administrative expenses	35,864	29,635	32,332	38,013	34,553	38,000
Total underwriting expenses	409,482	416,792	485,781	381,807	389,384	405,743

UNDERWRITING INCOME	$59,951	$78,837	$21,272	$81,515	$63,080	$79,108

KEY RATIOS
Current accident year loss ratio	65.9%	64.2%	75.6%	63.1%	66.2%	62.0%
Prior period reserve development	(11.9%)	(11.3%)	(11.4%)	(14.7%)	(16.0%)	(11.3%)
Net loss and loss expense ratio	54.0%	52.9%	64.2%	48.4%	50.2%	50.7%
Acquisition cost ratio	25.9%	26.1%	25.1%	25.7%	25.6%	23.3%
General and administrative expense ratio	7.7%	6.1%	6.4%	8.2%	7.4%	7.7%
Combined ratio	87.6%	85.1%	95.7%	82.3%	83.2%	81.7%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended December 31,		Year ended December 31,
TOTAL MANAGED PREMIUMS [a]	2016	2015	2016	2015
Total managed premiums	$123,204	$187,275	$2,249,966	$2,020,649
Premiums ceded to Harrington Re	17,403	—	119,092	—
Premiums ceded to Other Strategic Capital Partners	15,482	(847)	185,025	105,342
Net premiums written	$90,319	$188,122	$1,945,849	$1,915,307

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$6,769	$2,557	$21,776	$8,511

[a]
Total managed premiums represented gross premiums written by the AXIS Reinsurance segment of $123,204 and $187,275 for the three months ended December 31, 2016 and 2015, respectively, and $2,249,966 and $2,020,649 for the years ended December 31, 2016 and 2015, respectively, including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents services fees and reimbursement of expenses earned by the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners is included in other insurance related income and in general and administrative expenses beginning in the quarter ended September 30, 2016. For prior periods fee income from strategic capital partners is included in acquisition costs.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY AND YEAR

							Year ended December 31,
	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014	2016	2015

Fixed maturities	$76,036	$75,827	$77,621	$75,975	$74,659	$70,187	$305,459	$294,725
Other investments	16,744	38,248	14,401	(26,878)	2,531	11,753	42,514	20,148
Equity securities	3,462	4,633	3,065	5,145	3,494	2,223	16,306	11,289
Mortgage loans	2,313	2,191	1,807	1,684	1,085	—	7,996	1,861
Cash and cash equivalents	2,138	3,768	1,868	1,434	4,802	2,409	9,209	8,572
Short-term investments	1,353	337	165	206	163	125	2,060	439

Gross investment income	102,046	125,004	98,927	57,566	86,734	86,697	383,544	337,034
Investment expense	(6,529)	(8,081)	(7,197)	(8,402)	(7,734)	(8,102)	(30,209)	(31,698)

Net investment income	$95,517	$116,923	$91,730	$49,164	$79,000	$78,595	$353,335	$305,336

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2014
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,397,114	$11,566,860	$11,563,216	$11,838,068	$11,719,749	$12,129,273
Equity securities, available for sale, at fair value	638,744	644,344	626,371	637,325	597,998	567,707
Mortgage loans, held for investment, at amortized cost and fair value	349,969	332,753	327,315	267,589	206,277	—
Other investments, at fair value	830,219	847,262	865,406	859,639	816,756	965,465
Equity method investments	$116,000	111,295	113,729	11,022	10,932	8,932
Short-term investments, at amortized cost and fair value	127,461	39,877	41,086	29,540	34,406	107,534
Total investments	13,459,507	13,542,391	13,537,123	13,643,183	13,386,118	13,778,911
Cash and cash equivalents	1,241,507	1,077,263	993,472	952,311	1,174,751	1,209,695
Accrued interest receivable	74,971	71,096	71,770	71,475	73,729	83,070
Insurance and reinsurance premium balances receivable	2,313,512	2,694,976	2,885,606	2,690,400	1,967,535	1,808,620
Reinsurance recoverable on paid and unpaid losses	2,334,922	2,336,741	2,270,776	2,116,090	2,096,104	1,926,145
Deferred acquisition costs	438,636	545,618	624,638	646,919	471,782	466,987
Prepaid reinsurance premiums	556,344	582,551	498,299	436,382	396,201	351,441
Receivable for investments sold	14,123	2,285	3,569	1,614	26,478	169
Goodwill and intangible assets	85,049	85,501	85,954	86,446	86,858	88,960
Other assets	295,120	283,969	278,233	333,370	302,335	241,738
TOTAL ASSETS	$20,813,691	$21,222,391	$21,249,440	$20,978,190	$19,981,891	$19,955,736

LIABILITIES
Reserve for losses and loss expenses	$9,697,827	$9,874,807	$9,782,304	$9,716,487	$9,646,285	$9,596,797
Unearned premiums	2,969,498	3,453,655	3,708,603	3,586,307	2,760,889	2,735,376
Insurance and reinsurance balances payable	493,183	461,519	416,017	344,181	356,417	249,186
Senior notes	992,950	992,633	992,361	992,091	991,825	990,790
Payable for investments purchased	62,550	141,245	144,040	135,647	9,356	188,176
Other liabilities	325,313	272,874	241,932	253,218	350,237	315,471
TOTAL LIABILITIES	14,541,321	15,196,733	15,285,257	15,027,931	14,115,009	14,075,796

SHAREHOLDERS’ EQUITY
Preferred shares	1,126,074	625,000	625,000	625,000	627,843	627,843
Common shares	2,206	2,206	2,206	2,206	2,202	2,191
Additional paid-in capital	2,299,857	2,307,866	2,302,557	2,296,533	2,241,388	2,285,016
Accumulated other comprehensive income (loss)	(121,841)	98,505	63,089	17,646	(188,465)	(45,574)
Retained earnings	6,527,627	6,430,573	6,285,803	6,198,932	6,194,353	5,715,504
Treasury shares, at cost	(3,561,553)	(3,438,492)	(3,314,472)	(3,190,058)	(3,010,439)	(2,763,859)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	6,272,370	6,025,658	5,964,183	5,950,259	5,866,882	5,821,121
Noncontrolling interests	—	—	—	—	—	58,819
TOTAL SHAREHOLDERS' EQUITY	6,272,370	6,025,658	5,964,183	5,950,259	5,866,882	5,879,940

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,813,691	$21,222,391	$21,249,440	$20,978,190	$19,981,891	$19,955,736

Basic common shares outstanding	86,441	88,439	90,654	92,903	96,066	99,426
Diluted common shares outstanding	88,317	90,363	92,667	95,031	96,883	102,577
Book value per common share [a]	$59.54	$61.07	$58.90	$57.32	$55.32	$52.23
Diluted book value per common share [a]	58.27	59.77	57.62	56.04	54.08	50.63
Diluted tangible book value per common share [a]	$57.31	$58.82	$56.69	$55.13	$53.18	$49.76
Debt to total capital [b]	13.7%	14.1%	14.3%	14.3%	14.5%	14.5%
Debt and preferred equity to total capital	29.2%	23.0%	23.2%	23.3%	23.6%	23.8%

[a]
Calculation at December 31, 2015 includes 1,358,380 of additional shares delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The shares were delivered to the Company following the early termination of the ASR agreement on January 15, 2016. See page 26 'Diluted Book Value per Common Share Analysis' for more details.

[b]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2016

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,681,425	$1,648	$(27,004)	$1,656,069	11.4%
Non-U.S. government	613,282	2,206	(49,654)	565,834	3.8%
Corporate debt	4,633,834	42,049	(75,140)	4,600,743	31.2%
Agency RMBS	2,487,837	13,275	(35,977)	2,465,135	16.7%
CMBS	664,368	5,433	(3,564)	666,237	4.5%
Non-Agency RMBS	57,316	1,628	(2,023)	56,921	0.4%
ABS	1,221,813	3,244	(2,843)	1,222,214	8.3%
Municipals	163,441	1,510	(990)	163,961	1.1%
Total fixed maturities	11,523,316	70,993	(197,195)	11,397,114	77.4%

Equity securities, available for sale
Common stocks	379	41	(342)	78	—%
Exchange traded funds	463,936	53,405	(2,634)	514,707	3.5%
Bond mutual funds	133,051	—	(9,092)	123,959	0.8%
Total equity securities	597,366	53,446	(12,068)	638,744	4.3%

Total available for sale investments	$12,120,682	$124,439	$(209,263)	12,035,858	81.7%

Mortgage loans, held for investment				349,969	2.4%

Other investments (see below)				830,219	5.6%

Equity method investments				116,000	0.8%

Short-term investments				127,461	0.9%

Total investments				13,459,507	91.4%

Cash and cash equivalents [a]				1,241,507	8.4%

Accrued interest receivable				74,971	0.5%

Net receivable/(payable) for investments sold (purchased)				(48,427)	(0.3%)

Total cash and invested assets				$14,727,558	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$118,619	14.3%
Multi-strategy funds				285,992	34.4%
Event-driven funds				93,539	11.3%
Direct lending funds				134,650	16.2%
Real estate funds				13,354	1.6%
Private equity funds				81,223	9.8%
Other privately held investments				42,142	5.1%
Collateralized loan obligations - equity tranches				60,700	7.3%
Total				$830,219	100.0%

[a]	Includes $202 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q4 2016		Q3 2016	Q2 2016	Q1 2016	Q4 2015		Q4 2014
	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	11.4%		10.8%	10.5%	10.7%	11.3%		10.9%
Non-U.S. government	3.8%		4.0%	4.4%	5.0%	5.0%		6.9%
Corporate debt	31.2%		31.4%	30.4%	30.4%	29.7%		29.2%
MBS:
Agency RMBS	16.7%		17.3%	16.5%	16.7%	15.4%		15.3%
CMBS	4.5%		6.1%	7.5%	7.6%	7.4%		7.4%
Non-agency RMBS	0.4%		0.5%	0.6%	0.7%	0.7%		0.5%
ABS	8.3%		8.5%	9.0%	9.2%	9.4%		9.8%
Municipals	1.1%		0.9%	1.1%	1.1%	1.1%		1.4%

Total Fixed Maturities	77.4%		79.5%	80.0%	81.4%	80.0%		81.4%
Equity securities	4.3%		4.4%	4.3%	4.4%	4.1%		4.0%
Mortgage loans	2.4%		2.3%	2.3%	1.8%	1.4%		—%
Other investments	5.6%		5.8%	6.0%	5.9%	5.6%		6.5%
Equity method investments	0.8%		0.8%	0.8%	0.1%	0.1%		0.1%
Short-term investments	0.9%		0.3%	0.2%	0.3%	0.2%		0.6%

Total investments	91.4%		93.1%	93.6%	93.9%	91.4%		92.6%
Cash and cash equivalents	8.4%		7.4%	6.9%	6.6%	8.0%		8.1%
Accrued interest receivable	0.5%		0.5%	0.5%	0.5%	0.5%		0.6%
Net receivable/(payable) for investments sold or purchased	(0.3%)		(1.0%)	(1.0%)	(1.0%)	0.1%		(1.3%)
Total Cash and Invested Assets	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
U.S. government and agency	14.5%		13.5%	13.1%	13.3%	14.1%		13.4%
AAA	36.5%		37.7%	37.9%	37.9%	36.4%		38.9%
AA	9.9%		10.1%	10.5%	11.3%	10.9%		8.5%
A	15.3%		15.3%	16.0%	16.8%	17.6%		18.2%
BBB	13.7%		13.9%	13.2%	11.7%	12.3%		12.5%
Below BBB	10.1%		9.5%	9.3%	9.0%	8.7%		8.5%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
Within one year	2.7%		3.0%	2.8%	2.4%	2.5%		3.5%
From one to five years	33.8%		32.9%	32.6%	33.7%	35.3%		40.3%
From five to ten years	22.0%		20.2%	19.8%	19.1%	18.6%		14.0%
Above ten years	2.8%		3.1%	2.9%	2.8%	2.6%		1.7%
Asset-backed and mortgage-backed securities	38.7%		40.8%	41.9%	42.0%	41.0%		40.5%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.6%		2.6%	2.6%	2.5%	2.5%		2.5%
Yield to maturity of fixed maturities	2.8%		2.3%	2.3%	2.5%	2.9%		2.4%
Average duration of fixed maturities (inclusive of duration hedges)	3.5	yrs	3.2 yrs	3.1 yrs	3.1 yrs	3.3	yrs	2.9	yrs
Average credit quality	AA-		AA-	AA-	AA-	AA-		AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At December 31, 2016

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$18,003		$29,517	$76,920	$—	$106,437	$—	$—	$—	$124,440	$—		$124,440
France	—		9,830	34,429	—	44,259	—	—	—	44,259	876		45,135
Germany	2,573		—	25,316	16,360	41,676	—	—	—	44,249	—		44,249
Luxembourg	—		138	32,072	—	32,210	—	—	—	32,210	—		32,210
Ireland	—		10,496	13,352	—	23,848	—	—	4,224	28,072	—		28,072
Spain	—		5,848	4,781	—	10,629	—	—	—	10,629	—		10,629
Belgium	—		531	9,484	—	10,015	—	—	—	10,015	—		10,015
Supranational [a]	7,316		—	—	—	—	—	—	—	7,316	—		7,316
Italy	—		—	5,501	—	5,501	—	—	—	5,501	—		5,501
Austria	—		454	1,315	—	1,769	—	—	—	1,769	—		1,769
Other [b]	—		—	—	—	—	—	—	—	—	58,069		58,069
Total eurozone	27,892		56,814	203,170	16,360	276,344	—	—	4,224	308,460	58,945		367,405
Other concentrations:
United Kingdom	217,517		44,947	131,084	—	176,031	—	12,979	—	406,527	16,051		422,578
Canada	101,549		78,487	81,564	55,393	215,444	—	—	1,392	318,385	—		318,385
Australia	66,777		62,679	19,741	—	82,420	—	—	74	149,271	—		149,271
Japan	—		81,385	3,735	—	85,120	—	—	—	85,120	22,529		107,649
Mexico	37,489		—	2,853	—	2,853	—	—	—	40,342	—		40,342
Other	114,610		17,331	88,920	15,766	122,017	—	—	—	236,627	29,470	[c]	266,097
Total other concentrations	537,942		284,829	327,897	71,159	683,885	—	12,979	1,466	1,236,272	68,050		1,304,322

Total Non-U.S. concentrations	565,834		341,643	531,067	87,519	960,229	—	12,979	5,690	1,544,732	126,995		1,671,727

United States	1,583,106	[d]	1,393,592	2,246,922	—	3,640,514	2,465,135	710,179	1,216,524	9,615,458	511,749	[e]	10,127,207
United States agencies	72,963		—	—	—	—	—	—	—	72,963	—		72,963
United States local governments	163,961		—	—	—	—	—	—	—	163,961	—		163,961
Total U.S. concentrations	1,820,030		1,393,592	2,246,922	—	3,640,514	2,465,135	710,179	1,216,524	9,852,382	511,749		10,364,131

Totals	$2,385,864		$1,735,235	$2,777,989	$87,519	$4,600,743	$2,465,135	$723,158	$1,222,214	$11,397,114	$638,744		$12,035,858

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in two exchange-traded funds ("ETFs"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds (“ETFs”) designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500, closed end funds with the United States as the primary country of risk and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At December 31, 2016

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$950,392	20.7%	6.5%
Foreign banking [a]	237,783	5.2%	1.6%
Corporate/commercial finance	236,523	5.1%	1.6%
Insurance	123,256	2.7%	0.8%
Investment brokerage	20,012	0.4%	0.1%
Total financial institutions	1,567,966	34.1%	10.6%
Consumer non-cyclicals	511,872	11.1%	3.5%
Consumer cyclicals	321,089	7.0%	2.2%
Communications	250,447	5.4%	1.7%
Energy	201,225	4.4%	1.4%
Technology	198,950	4.3%	1.4%
Industrials	127,076	2.8%	0.9%
Utilities	121,074	2.6%	0.8%
Transportation	112,239	2.4%	0.8%
Non-U.S. government guaranteed [b]	87,519	1.9%	0.6%
Total investment grade	3,499,457	76.0%	23.9%

Total non-investment grade	1,101,286	24.0%	7.3%

Total corporate debt	$4,600,743	100.0%	31.2%

[a]	Located in Japan, Canada, Australia, United Kingdom, Switzerland, Chile, Jersey, Norway, Netherlands and France.

[b]	Includes $16 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2016

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
WELLS FARGO & COMPANY	$134,723	$(1,427)	$133,296	1.2%
MORGAN STANLEY	122,486	(1,908)	120,578	1.1%
JP MORGAN CHASE & CO	119,485	(1,488)	117,997	1.0%
GOLDMAN SACHS GROUP INC	116,397	(1,567)	114,830	1.0%
BANK OF AMERICA CORP	78,339	(1,264)	77,075	0.7%
ANHEUSER-BUSCH INBEV	64,380	(259)	64,121	0.6%
FORD MOTOR COMPANY	61,433	(2,195)	59,238	0.5%
VERIZON COMMUNICATIONS INC	59,337	(1,214)	58,123	0.5%
AMERICAN EXPRESS COMPANY	52,501	125	52,626	0.5%
AT&T INC	43,567	(461)	43,106	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2016

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,465,135	$20,902	$1,882	$4,233	$9,755	$20,149	$2,522,056
Commercial MBS	—	475,504	118,653	61,036	10,791	253	666,237
ABS	—	843,435	294,798	52,594	22,816	8,571	1,222,214

Total mortgage-backed and asset-backed securities	$2,465,135	$1,339,841	$415,333	$117,863	$43,362	$28,973	$4,410,507

Percentage of total	55.9%	30.4%	9.4%	2.7%	1.0%	0.6%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$40,413	$32,853	$32,499	$36,414	$40,633	$29,280
Reinsurance	18,400	27,096	16,257	8,275	24,162	6,584
Total	$58,813	$59,949	$48,756	$44,689	$64,795	$35,864

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$723,265	$712,987	$712,844	$667,601	$664,592	$584,378
Reinsurance	36,326	31,789	31,324	27,939	11,654	985
Total	$759,591	$744,776	$744,168	$695,540	$676,246	$585,363

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,489,953	$1,523,537	$1,480,265	$1,384,417	$1,349,242	$1,320,518
Reinsurance	46,955	28,700	17,880	12,002	24,063	2,023
Total	$1,536,908	$1,552,237	$1,498,145	$1,396,419	$1,373,305	$1,322,541

Provision against reinsurance recoverables:
Insurance	$(19,889)	$(20,087)	$(20,233)	$(20,558)	$(18,242)	$(17,623)
Reinsurance	(501)	(134)	(60)	—	—	—
Total	$(20,390)	$(20,221)	$(20,293)	$(20,558)	$(18,242)	$(17,623)

Net reinsurance recoverables:
Insurance	$2,233,742	$2,249,290	$2,205,375	$2,067,874	$2,036,225	$1,916,553
Reinsurance	101,180	87,451	65,401	48,216	59,879	9,592
Total	$2,334,922	$2,336,741	$2,270,776	$2,116,090	$2,096,104	$1,926,145

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2016

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,590,040	$(34,682)	$1,555,358	71.3%	24.8%	$(14,237)	0.9%	$1,575,803
Other reinsurers balances > $20 million	444,492	(60,584)	383,908	17.6%	6.1%	(3,567)	0.8%	440,925
Other reinsurers balances < $20 million	320,780	(78,945)	241,835	11.1%	3.9%	(2,586)	0.8%	318,194
Total	$2,355,312	$(174,211)	$2,181,101	100.0%	34.8%	$(20,390)	0.9%	$2,334,922
At December 31, 2016, 96.7% (December 31, 2015: 96.2%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Swiss Reinsurance America Corporation	14.4%	5.0%
Lloyds of London	10.9%	3.8%
Transatlantic Reinsurance Company	9.4%	3.3%
Partner Reinsurance Company of the US	9.2%	3.2%
Swiss Reinsurance Company Ltd.	7.0%	2.4%
Berkley Insurance Company	5.3%	1.8%
Hannover Ruck SE	4.7%	1.6%
Everest Reinsurance Company	4.4%	1.5%
Munich Reinsurance America, Inc	3.3%	1.2%
Ace Property and Casualty Insurance	3.2%	1.2%
	71.8%	25.0%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended December 31, 2016			Year ended December 31, 2016
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,874,807	$(2,276,792)	$7,598,015	$9,646,285	$(2,031,309)	$7,614,976
Incurred	690,647	(150,035)	540,612	2,760,187	(555,990)	2,204,197
Paid	(754,226)	130,274	(623,952)	(2,637,579)	445,730	(2,191,849)
Foreign exchange and other	(113,401)	20,444	(92,957)	(71,066)	(134,540)	(205,606)

End of period [a]	$9,697,827	$(2,276,109)	$7,421,718	$9,697,827	$(2,276,109)	$7,421,718

[a]
At December 31, 2016, the gross reserve for losses and loss expenses included IBNR of $6,339 million, or 65%, of total gross reserves for loss and loss expenses. At December 31, 2015, the comparable amount was $6,393 million, or 66%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2016			Year ended December 31, 2016
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$456,485	$297,741	$754,226	$1,509,061	$1,128,518	$2,637,579
Reinsurance recoveries	(121,990)	(8,284)	(130,274)	(414,598)	(31,132)	(445,730)

Net losses paid	334,495	289,457	623,952	1,094,463	1,097,386	2,191,849

Change in:
Reported case reserves	37,738	37,735	75,473	118,490	(6,209)	112,281
IBNR	(88,366)	(50,686)	(139,052)	(8,034)	18,361	10,327
Reinsurance recoveries on unpaid loss and loss expense reserves	4,294	(24,055)	(19,761)	(62,986)	(47,274)	(110,260)

Total net incurred losses and loss expenses	$288,161	$252,451	$540,612	$1,141,933	$1,062,264	$2,204,197

Gross reserve for losses and loss expenses	$5,345,655	$4,352,172	$9,697,827	$5,345,655	$4,352,172	$9,697,827

Net favorable prior year reserve development	$12,725	$55,522	$68,247	$55,905	$236,472	$292,377

Key Ratios

Net paid to net incurred percentage	116.1%	114.7%	115.4%	95.8%	103.3%	99.4%

Net paid losses / Net premiums earned	73.6%	62.0%	67.7%	61.6%	56.9%	59.1%
Change in net loss and loss expense reserves / Net premiums earned	(10.2%)	(8.0%)	(9.1%)	2.7%	(1.8%)	0.4%
Net loss and loss expense ratio	63.4%	54.0%	58.6%	64.3%	55.1%	59.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014

Gross losses paid	$456,485	$365,160	$348,028	$339,388	$378,309	$400,408
Reinsurance recoveries	(121,990)	(102,625)	(102,793)	(87,190)	(112,628)	(120,151)

Net losses paid	334,495	262,535	245,235	252,198	265,681	280,257

Change in:
Reported case reserves	37,738	(5,561)	80,645	5,668	(19,093)	(57,519)
IBNR	(88,366)	55,505	(22,023)	46,851	70,623	39,704
Reinsurance recoveries on unpaid loss and loss expense reserves	4,294	(39,253)	2,284	(30,312)	(28,863)	10,345

Total net incurred losses and loss expenses	$288,161	$273,226	$306,141	$274,405	$288,348	$272,787

Gross reserve for losses and loss expenses	$5,345,655	$5,430,238	$5,384,944	$5,364,671	$5,291,218	$5,063,147

Net favorable prior year reserve development	$12,725	$20,688	$20,066	$2,427	$2,222	$9,676

Key Ratios

Net paid to net incurred percentage	116.1%	96.1%	80.1%	91.9%	92.1%	102.7%

Net paid losses / Net premiums earned	73.6%	59.0%	55.8%	57.5%	58.5%	60.7%
Change in net loss and loss expense reserves / Net premiums earned	(10.2%)	2.4%	13.9%	5.1%	5.0%	(1.6%)
Net loss and loss expense ratio	63.4%	61.4%	69.7%	62.6%	63.5%	59.1%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014

Gross losses paid	$297,741	$231,506	$286,391	$312,880	$323,896	$289,236
Reinsurance recoveries	(8,284)	(5,463)	(8,579)	(8,806)	(16,584)	(5,213)

Net losses paid	289,457	226,043	277,812	304,074	307,312	284,023

Change in:
Reported case reserves	37,735	20,139	11,968	(76,050)	3,578	566
IBNR	(50,686)	23,473	46,615	(1,043)	(80,796)	(35,469)
Reinsurance recoveries on unpaid loss and loss expense reserves	(24,055)	(10,553)	(10,242)	(2,424)	4,889	2,718

Total net incurred losses and loss expenses	$252,451	$259,102	$326,153	$224,557	$234,983	$251,838

Gross reserve for losses and loss expenses	$4,352,172	$4,444,569	$4,397,360	$4,351,816	$4,355,067	$4,533,650

Net favorable prior year reserve development	$55,522	$55,331	$57,653	$67,967	$75,022	$55,883

Key Ratios

Net paid to net incurred percentage	114.7%	87.2%	85.2%	135.4%	130.8%	112.8%

Net paid losses / Net premiums earned	62.0%	46.2%	54.7%	65.6%	65.7%	57.2%
Change in net loss and loss expense reserves / Net premiums earned	(8.0%)	6.7%	9.5%	(17.2%)	(15.5%)	(6.5%)
Net loss and loss expense ratio	54.0%	52.9%	64.2%	48.4%	50.2%	50.7%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2017

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$461	$534	$811
Northeast	U.S. Hurricane	38	105	223
Mid-Atlantic	U.S. Hurricane	100	256	453
Gulf of Mexico	U.S. Hurricane	332	405	468
California	Earthquake	381	446	561
Europe	Windstorm	145	205	273
Japan	Earthquake	121	157	276
Japan	Windstorm	35	60	108
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2017. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.5 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.5 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.5 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended December 31,		Year ended December 31,
	2016	2015	2016	2015

Net income available to common shareholders	$130,912	$134,787	$465,462	$601,562

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	87,552	96,072	90,772	98,609
Dilutive share equivalents:
Stock compensation plans	922	1,076	775	1,020
Weighted average shares outstanding - diluted	88,474	97,148	91,547	99,629

EARNINGS PER COMMON SHARE
Basic	$1.50	$1.40	$5.13	$6.10
Diluted	$1.48	$1.39	$5.08	$6.04

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTERLY

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q4 2014

Net income available to common shareholders	$130,912	$176,644	$119,491	$38,417	$134,787	$163,663

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	88,439	90,654	92,903	96,066	96,049	100,827
Shares issued, including those sourced from treasury	11	37	88	747	25	88
Shares repurchased for treasury	(2,009)	(2,252)	(2,337)	(3,910)	(8)	(1,489)
Common shares - at end of period	86,441	88,439	90,654	92,903	96,066	99,426

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	87,552	89,621	91,926	94,035	96,072	100,468
Dilutive share equivalents:
Stock compensation plans	922	730	632	818	1,076	1,570
Weighted average shares outstanding - diluted	88,474	90,351	92,558	94,853	97,148	102,038

EARNINGS PER SHARE
Basic	$1.50	$1.97	$1.30	$0.41	$1.40	$1.63
Diluted	$1.48	$1.96	$1.29	$0.41	$1.39	$1.60

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2016

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$65.27

Book value per common share	$5,146,296	86,441	$59.54

Dilutive securities: [b]
Restricted units		1,876	(1.27)
Diluted book value per common share	$5,146,296	88,317	$58.27

	At December 31, 2015

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$56.22

Book value per common share excluding the impact of additional shares settled under the accelerated share repurchase program ("ASR")	$5,239,039	96,066	$54.54

Additional shares settled under the ASR program [c]		(1,358)	0.78

Book value per common share		94,708	$55.32

Dilutive securities: [b]
Restricted stocks		307	(0.18)
Restricted and phantom stock units		1,868	(1.06)
Diluted book value per common share	$5,239,039	96,883	$54.08

[a]	Under this method unvested restricted stocks and units and unrestricted phantom stock units are added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

[c]
On August 17, 2015, the Company entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase an aggregate of $300 million of the Company’s ordinary shares. On August 20, 2015, under the terms of this agreement the Company initially acquired 4,149,378 ordinary shares. The ASR agreement was early terminated by Goldman Sachs on January 15, 2016 with 1,358,380 of additional common shares delivered to the Company.

AXIS Capital Holdings Limited
NON-GAAP OPERATING INCOME

NON-GAAP OPERATING INCOME
	Quarter ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Net income available to common shareholders	$130,912	$134,787	$465,462	$601,562
Adjustment for:
Net realized investment losses	20,229	14,872	60,525	138,491
Associated tax impact	(541)	1,005	1,830	(3,171)
Foreign exchange gains	(51,514)	(33,112)	(121,295)	(102,312)
Associated tax impact	105	2,277	2,114	3,021
Termination fee received	—	—	—	(280,000)
Associated tax impact	—	—	—	—
Reorganization and related expenses	—	—	—	45,867
Associated tax impact	—	—	—	(2,943)
Loss on repurchase of preferred shares	1,309	—	1,309	—
Associated tax impact	—	—	—	—
Non-GAAP operating income	$100,500	$119,829	$409,945	$400,515

Net earnings per share - diluted	$1.48	$1.39	$5.08	$6.04
Adjustment for:
Net realized investment losses	0.23	0.15	0.66	1.39
Associated tax impact	(0.01)	0.01	0.02	(0.03)
Foreign exchange gains	(0.57)	(0.34)	(1.31)	(1.03)
Associated tax impact	—	0.02	0.02	0.03
Termination fee received	—	—	—	(2.81)
Associated tax impact	—	—	—	—
Reorganization and related expenses	—	—	—	0.46
Associated tax impact	—	—	—	(0.03)
Loss on repurchase of preferred shares	0.01	—	0.01	—
Associated tax impact	—	—	—	—
Non-GAAP operating income per share - diluted	$1.14	$1.23	$4.48	$4.02

Weighted average common shares and common share equivalents - diluted	88,474	97,148	91,547	99,629

Average common shareholders' equity	5,273,477	5,218,781	5,192,668	5,216,159

Annualized return on average common equity	9.9%	10.3%	9.0%	11.5%

Annualized non-GAAP operating return on average common equity	7.6%	9.2%	7.9%	7.7%

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2014
Common shareholders' equity	$5,146,296	$5,400,658	$5,339,183	$5,325,259	$5,239,039	$5,193,278
Less: goodwill and intangible assets	(85,049)	(85,501)	(85,954)	(86,446)	(86,858)	(88,960)
Tangible common shareholders' equity	$5,061,247	$5,315,157	$5,253,229	$5,238,813	$5,152,181	$5,104,318

Outstanding diluted common shares net of treasury shares	88,317	90,363	92,667	95,031	98,241	102,577

Diluted book value per common share [b]	$58.27	$59.77	$57.62	$56.04	$54.08	$50.63

Diluted tangible book value per common share [b]	$57.31	$58.82	$56.69	$55.13	$53.18	$49.76

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[b]
Calculation at December 31, 2015 includes 1,358,380 of additional shares delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The shares were delivered to the Company following the early termination of the ASR agreement on January 15, 2016. See page 26 'Diluted Book Value per Common Share Analysis' for more details.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present non-GAAP operating income, consolidated underwriting income, underwriting-related general and administrative expenses and diluted tangible book value per common share, which are “non-GAAP financial measures” as defined in Regulation G.

Non-GAAP operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received, reorganization and related expenses and losses on the repurchase of preferred shares. We also present diluted non-GAAP operating earnings per share and non-GAAP operating return on average common equity ("non-GAAP operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of non-GAAP operating income, diluted non-GAAP operating earnings per share and non-GAAP operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Non-GAAP Operating Income" section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes and interest in income (loss) of equity method investments (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year ' sections of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year' sections of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Diluted Tangible Book Value per Common Share' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “non-GAAP operating income” (in total and on a per share basis), “non-GAAP annualized operating ROACE” (which is based on the “non-GAAP operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses") and diluted tangible book value per common share.

Non-GAAP Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

The termination fee received represents the break-up fee paid by PartnerRe Ltd. following the cancellation of the amalgamation agreement with AXIS Capital and is not indicative of future revenues of the Company.

Reorganization and related expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

Losses on repurchase of preferred shares arise from capital transactions and, therefore, are not reflective of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received, reorganization and related expenses and losses on repurchase of preferred shares to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange (losses) gains, termination fee received, reorganization and related expenses and losses on repurchase of preferred shares reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

The termination fee received represents the break-up fee received on the cancellation of the amalgamation agreement between PartnerRe Ltd. and AXIS Capital and should be excluded from consolidated underwriting income since it is not related to underwriting operations.

Reorganization and related expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.